UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 20, 2021

THE FIRST BANCORP, INC.
(Exact name of Registrant as specified in charter)

Maine
(State or other jurisdiction of incorporation)

0-26589	01-0404322
(Commission file number)	(IRS employer identification no.)

Main Street	Damariscotta	Maine	04543
(Address of principal executive offices)			(Zip Code)
(207) 563-3195
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is
intended to simultaneously satisfy the filing obligations
of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuit to Section 12(b) of the Exchange Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 1.01 Entry Into a Material Definitive Agreement Page 1

Signatures                      Page 2

Item 1.01 Entry Into a Material Definitive Agreement

On October 19, 2021, First National Bank, a subsidiary of The First Bancorp, Inc. (NASDAQ: FNLC), completed its lease agreement of 5 Parkway South in Brewer, Maine for its newest branch office. Brewer will be First National Bank’s second branch location in Penobscot County, joining their Bangor location.
First National Bank intends to open a full-service branch office offering personal and business banking services along with a complete line of investment services from First National Wealth Management, a division of First National Bank.
“First National Bank is elated to expand into the Brewer community,” stated Tony C. McKim, President and CEO of FNB. “We’re deeply committed to serving individuals, families and businesses throughout Penobscot County.”

Subject to receiving all required legal and regulatory approvals, McKim expects the Brewer branch to open during the first quarter of 2022.

First National Bank operates in Lincoln, Knox, Waldo, Hancock, Washington and Penobscot Counties. For more information about First National Bank, call 1-800-564-3195 or visit www.thefirst.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST BANCORP, INC.

By: /s/ Richard M. Elder
---------------------
Richard M. Elder
Executive Vice President & Chief Financial Officer
October 20, 2021